Registration No. 033-29992

Registration No. 033-15640

Registration No. 033-45785

Registration No. 002-99035

Registration No. 033-51914

 Registration No. 033-79954

Registration No. 033-79956

Registration No. 333-02885

Registration No. 333-67949

Registration No. 333-67953

Registration No. 333-68456

Registration No. 333-100031

Registration No. 333-106685

Registration No. 333-130140

Registration No. 333-150072

     As filed with the Securities and Exchange Commission on October 9, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-29992

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-15640

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-45785

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 002-99035

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 033-51914

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 033-79954

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 033-79956

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 333-02885

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67949

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-67953

POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68456

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100031

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106685

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130140

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150072

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3122182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
300 Tice Boulevard
Woodcliff Lake, New Jersey	07677
(Address of principal executive offices)	(Zip Code)

1989 Employee Stock Purchase Program

1983 Stock Option Plan

1986 Stock Option Plan

1989 Directors’ Stock Option Plan

1990 Stock Incentive Plan

Amended and Restated 1997 Directors’ Stock Option Plan

Amended and Restated 1997 Directors’ Stock and Deferred Fee Plan

2000 Performance Plan

2001 Performance Equity Plan, As Amended

2004 Performance Equity Plan

(Full title of the plan)

Paul V. Campanelli, Chief Executive Officer

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(Name and address of agent for service)

(201) 802-4000

(Telephone number, including area code, of agent for service)

with copies to:

Barry J. Gilman, Esq.

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

 (201) 802-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:   (Check one):

Large accelerated filer [ X ]      Accelerated filer [   ]    Non-accelerated filer [   ]       Smaller reporting company [  ]

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Par Pharmaceutical Companies, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 33-29992, registering shares of Company common stock, $.001 par value, of the Company (“Common Stock”) issuable pursuant to the Company’s 1989 Employee Stock Purchase Program, filed with the Securities and Exchange Commission (“SEC”) on July 14, 1989, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 16, 1994.

•

Registration Statement No. 33-15640, registering shares of Company Common Stock issuable pursuant to the Company’s 1986 Stock Option Plan, filed with the SEC on July 7, 1987.

•

Registration Statement No. 33-45785, registering shares of Company Common Stock issuable pursuant to the Company’s 1989 Directors’ Stock Option Plan, filed with the SEC on February 14, 1992.

•

Registration Statement No. 2-99035, registering Company Common Stock issuable pursuant to the 1983 Stock Option Plan, filed with the SEC on July 17, 1985, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 1996.

•

Registration Statement No. 33-51914, registering Company Common Stock issuable pursuant to the 1990 Stock Incentive Plan, filed with the SEC on September 11, 1992, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 1996 and Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003.

•

Registration Statement No. 33-79954, registering Company Common Stock issuable pursuant to the 1990 Stock Incentive Plan, filed with the SEC on June 9, 1994, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 1996 and Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003.

•

Registration Statement No. 33-79956, registering Company Common Stock issuable pursuant to the 1983 Stock Option Plan, filed with the SEC on June 9, 1994, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 1996 and Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003.

•

Registration Statement No. 333-02885, registering Company Common Stock issuable pursuant to the 1990 Stock Incentive Plan, filed with the SEC on April 26, 1996, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 1996, Post-Effective Amendment No. 2 filed with the SEC on September 24, 2002, and Post-Effective Amendment No. 3 filed with the SEC on June 30, 2003.

•

Registration Statement No. 333-67949, registering Company Common Stock issuable pursuant to the 1997 Directors Stock Option Plan, which was filed with the SEC on November 25, 1998, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on June 30, 2003.

•

Registration Statement No. 333-67953, registering Company Common Stock issuable pursuant to the 1990 Stock Incentive Plan, which was filed with the SEC on November 25, 1998, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on September 24, 2002 and Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003.

•

Registration Statement No. 333-68456, registering Company Common Stock issuable pursuant to the 2000 Performance Equity Plan and the 2001 Performance Equity Plan, which was filed with the SEC on August 27, 2001, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on September 24, 2002, Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003 and Post-Effective Amendment No. 1 (sic) filed with the SEC on December 5, 2005.

•

Registration Statement No. 333-100031, registering Company Common Stock issuable pursuant to the 2001 Performance Equity Plan, which was filed with the SEC on September 24, 2002, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on September 24, 2002 and Post-Effective Amendment No. 2 filed with the SEC on June 30, 2003.

•

Registration Statement No. 333-106685, registering Company Common Stock  issuable pursuant to the Amended and Restated 1997 Directors’ Stock Option Plan, which was filed with the SEC on July 1, 2003.

•

Registration Statement No. 333-130140, registering Company Common Stock issuable pursuant to the 2004 Performance Equity Plan, filed with the SEC on December 5, 2005.

•

Registration Statement No. 333-150072, registering Company Common Stock  issuable pursuant to the Amended and Restated 1997 Directors’ Stock Option Plan, which was filed with the SEC on April 3, 2008.

On July 14, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sky Growth Holdings Corporation, a Delaware corporation (“Parent”) and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On September 28, 2012, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.  At the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares or other shares owned by the Company, shares owned by Merger Sub or any direct or indirect subsidiary of the Company or Merger Sub and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Delaware General Corporation Law) was converted into the right to receive $50.00 in cash, without interest thereon and less any applicable withholding taxes.

In connection with the Merger, the offerings of securities pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all Common Stock registered under the Registration Statements but not sold under the Registration Statements as of the filing date of these post-effective amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on this 9th day of October, 2012.

PAR PHARMACEUTICAL COMPANIES, INC.

By:

/s/ Paul V. Campanelli

Paul V. Campanelli

Chief Executive Officer

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